UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2009

Seacoast Banking Corporation of Florida
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-287-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2009, the shareholders of Seacoast Banking Corporation of Florida (the "Registrant") approved certain amendments (the "Amendments") to the Registrant’s Amended and Restated Articles of Incorporation (the "Articles of Incorporation"). The Amendments were approved by the Registrant’s shareholders at its 2009 Annual Meeting, which had been previously adjourned by the shareholders. The Amendments were adopted pursuant to a proposal included in the Registrant’s proxy statement dated April 27, 2009. The Amendments reduce the scope of the definition of "Business Combination" in Article VII of the Articles of Incorporation, reduce the scope of the requirements for supermajority shareholder approvals, and eliminate ambiguity in Article VII.

On July 17, 2009, the Registrant filed Articles of Amendment to the Articles of Incorporation with the Florida Secretary of State for the purpose of amending its Articles of Incorporation as described above, which became effective upon filing.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Articles of Amendment to the Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Articles of Amendment to the Amended and Restated Articles of Incorporation

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seacoast Banking Corporation of Florida

July 17, 2009	By:	/s/ Dennis S. Hudson, III

Name: Dennis S. Hudson, III
Title: Chairman & Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Amended & Restated Articles of Incorporation